Exhibit 10.1

CHINA BIOLOGIC PRODUCTS, INC.

INDEPENDENT DIRECTOR AGREEMENT

THIS AGREEMENT (The “Agreement”) is made as of the 3th day of November 2014 and is by and between China Biologic Products, Inc., a Delaware corporation (hereinafter referred to as the “Company”), and Mr. Joseph Chow (hereinafter referred to as the “Director”).

BACKGROUND

The Board of Directors of the Company desires to appoint the Director to fill an existing vacancy and to have the Director perform the duties of an independent director and the Director desires to be so appointed for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1. DUTIES. The Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including by the Delaware General Corporation Law (the “DGCL”). The Director agrees to devote as much time as is necessary to perform completely the duties as the Director of the Company, including duties as a member of the Compensation Committee, Nominating Committee, Audit Committee and such other committees as the Director may hereafter be appointed to. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors arising under the DGCL.

2. TERM. The term of this Agreement shall commence as of the date of the Director’s appointment by the Board of Directors of the Company and shall continue until the Director’s removal or resignation.

3. COMPENSATION. For all services to be rendered by the Director in any capacity hereunder, the Company agrees to pay the Director a fee of $5,000 per month. Such fee may be adjusted from time to time as agreed by the parties. Subject to approval by the Board of Directors (or an appropriate Committee appointed by such Board of Directors), the Director will also be granted 5,000 shares of the Company’s restricted stock, which will vest in two equal portions over 24 months with two vesting dates on November 4, 2015 and November 4, 2016, respectively. The restricted stock will be evidenced by a restricted stock Agreement as contemplated by the Plan, in the form attached hereto as Exhibit B, both of which will govern the restricted stock, notwithstanding any other provision of this Agreement.

4. EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in the performance of the Director’s duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5. CONFIDENTIALITY. The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”). The Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6. NON-COMPETE. During the term of this Agreement (the “Restricted Period”), the Director shall not, directly or indirectly, (i) in any manner whatsoever engage in any capacity with any business competitive with the Company’s current lines of business or any business then engaged in by the Company, any of its subsidiaries or any of its affiliates (the “Company's Business”) for the Director’s own benefit or for the benefit of any person or entity other than the Company or any subsidiary or affiliate; or (ii) have any interest as owner, sole proprietor, shareholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company's Business; provided, however, that the Director may hold, directly or indirectly, solely as an investment, not more than two percent (2%) of the outstanding securities of any person or entity which are listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company's Business. In addition, during the Restricted Period, the Director shall not develop any property for use in the Company’s Business on behalf of any person or entity other than the Company, its subsidiaries and affiliates.

7. TERMINATION. With or without cause, the Company and the Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the shareholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

8. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Delaware, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office. The Company and the Director are executing the Indemnification Agreement in the form attached hereto as Exhibit A.

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9. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

10. NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission and if by fax to +8610 65983022.

11. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of New York without reference to that state’s conflicts of laws principles.

12. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

13. MISCELLANEOUS. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

14. ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

16. ENTIRE AGREEMENT. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Independent Director Agreement to be duly executed and signed as of the day and year first above written.

CHINA BIOLOGIC PRODUCTS, INC.

By:	/s/ David (Xiaoying) Gao
Name: David (Xiaoying) Gao
Title: Chairman & Chief Executive Officer

INDEPENDENT DIRECTOR

By:	/s/ Joseph Chow
Name: Joseph Chow

Address:

EXHIBIT A

Form of Indemnification Agreement

(See Attached)

EXHIBIT B

Form of Restricted Stock Agreement

(See Attached)